UNAUDITED CONSOLIDATED
FINANCIAL STATEMENTS

TRAILSTONE NA ASSET FINANCE I, LLC

For the Nine Months Ended September 30, 2018 and 2017

TRAILSTONE NA ASSET FINANCE I, LLC Contents September 30, 2018 Consolidated Financial Statements (Unaudited) Consolidated Balance Sheets 3 Consolidated Statements of Operations and Comprehensive Income (Loss) 4 Consolidated Statements of Changes in Owners' Equity 5 Consolidated Statements of Cash Flows 6 Notes to Consolidated Financial Statements 7-18 Supplemental Information: Consolidating Financial Information Schedules 19-22

TRAILSTONE NA ASSET FINANCE I, LLC Consolidated Balance Sheets (Unaudited) September 30, 2018 and December 31, 2017 (all amounts in USD thousands) September 30, December 31, 2018 2017 Assets Current assets: Cash and cash equivalents $ 64,201 $ 75,369 Restricted cash 1,704 1,834 Accounts and notes receivable, less allowance for bad debts 69,967 58,974 Receivables, affiliates 1,321 1,321 Inventories, net 157,782 133,475 Derivative assets, net of margin held 4,733 4,836 Prepaid expenses 4,705 4,584 Total current assets 304,413 280,393 Property, plant and equipment, net 238,103 250,730 Goodwill 45,833 45,833 Intangible assets, net 1,368 1,455 Deferred turnaround costs 12,579 17,522 Total assets $ 602,296 $ 595,933 Liabilities and Owner's Equity Current liabilities: Accounts payable and others $ 27,194 $ 40,011 Accounts payable, affiliates 48,580 48,330 Accrued liabilities 80,854 70,545 Derivative liabilities, net of margin posted 9,515 43,402 Notes payable, net 195,634 144,984 Taxes payable, including income taxes 10,461 10,442 Total current liabilities 372,238 357,714 Non-current liabilities: Long-term debt 54,500 83,000 Deferred tax liability 46,567 42,263 Other non-current liabilities — 1,330 Total non-current liabilities 101,067 126,593 Total liabilities 473,305 484,307 Owner's equity: Contributed capital 157,166 157,166 Accumulated other comprehensive income (loss) 697 (418) Accumulated deficit (28,872) (45,122) Total owner's equity 128,991 111,626 Total liabilities and owner's equity $ 602,296 $ 595,933 The accompanying notes are an integral part of these consolidated financial statements. 3

TRAILSTONE NA ASSET FINANCE I, LLC Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited) For the Nine Months Ended September 30, 2018 and 2017 (all amounts in USD thousands) Nine Months Nine Months Ended September Ended September 30, 2018 30, 2017 Operating revenues: Revenues $ 988,109 $ 797,609 Total operating revenues 988,109 797,609 Operating income (expense): Cost of revenues (847,307) (708,617) General and administrative expenses (37,631) (31,550) Salaries and benefits (26,835) (24,077) Depreciation and amortization expense (26,767) (31,577) Service fees - affiliates (750) (750) Other operating income (expense), net (17,629) 4,956 Total operating expense (956,919) (791,615) Other income (expense): Interest expense, net (10,382) (10,576) Total Other expense (10,382) (10,576) Income (loss) before income tax (expense) benefit 20,808 (4,582) Income tax (expense) benefit (4,558) 1,636 Net income (loss) $ 16,250 $ (2,946) Comprehensive Income (Loss) Net income (loss) $ 16,250 $ (2,946) Other comprehensive income (loss) Actuarial gain on defined benefit pension plan, net of tax 1,115 — Net comprehensive income (loss) $ 17,365 $ (2,946) The accompanying notes are an integral part of these consolidated financial statements. 4

TRAILSTONE NA ASSET FINANCE I, LLC Consolidated Statements of Changes in Owner's Equity (Unaudited) For the Nine Months Ended September 30, 2018 (all amounts in USD thousands) Accumulated Other Accumulated Contributed Comprehensive Earnings Capital Income (Loss) (Deficit) Total Balance at December 31, 2017 $ 157,166 $ (418) $ (45,122) $ 111,626 Actuarial gain on defined benefit pension plan, net of tax — 1,115 — 1,115 Net income — — 16,250 16,250 Balance at September 30, 2018 $ 157,166 $ 697 $ (28,872) $ 128,991 The accompanying notes are an integral part of these consolidated financial statements. 5

TRAILSTONE NA ASSET FINANCE I, LLC Consolidated Statements of Cash Flows (Unaudited) For the Nine Months Ended September 30, 2018 and 2017 (all amounts in USD thousands) Nine Months Ended September 30, 2018 September 30, 2017 Operating activities Net income (loss) $ 16,250 $ (2,946) Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities: Depreciation and amortization expense 26,767 31,577 Deferred income tax provision 4,304 (1,744) Lower of cost or market - inventory valuation adjustment (21,764) (7,054) Amortization of deferred financing costs 278 758 Loss on disposal of PPE 3 — Actuarial gain on defined benefit pension plan, net of tax 1,115 — Changes in operating assets and liabilities: Accounts and notes receivables (10,993) (17,056) Inventories (2,543) 8,346 Derivative instruments (33,784) (7,766) Prepaid expenses (121) (1,368) Deferred turnaround costs (314) — Due from/to affiliated companies 250 750 Accounts payable and others (12,105) 10,242 Accrued and other liabilities 10,309 (8,581) Taxes payable, including income taxes 19 (284) Other non-current liabilities (1,330) (332) Net cash (used in) provided by operating activities (23,659) 4,542 Investing activities Capital expenditures (9,520) (2,595) Proceeds from sale of PPE 9 — Intangible assets — (32) Net cash used in investing activities (9,511) (2,627) Financing activities Proceeds from borrowings 94,270 94,103 Repayments of borrowings (72,359) (93,212) Changes in Restricted cash 130 336 Deferred financing costs (39) — Net cash provided by financing activities 22,002 1,227 Net (decrease) increase in cash (11,168) 3,142 Cash at beginning of year 75,369 62,513 Cash at end of year $ 64,201 $ 65,655 Supplemental disclosures of non-cash investing activities Net increase (decrease) in capital expenditures included in accounts payable at end of period $ 712 $ (1,034) The accompanying notes are an integral part of these consolidated financial statements. 6

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements (Unaudited) For the Nine Months Ended September 30, 2018 (all amounts in USD thousands) 1. Organization Information and Changes Nature of Business TrailStone NA Finance I, LLC (the Company or TSNAFI) was formed on May 14, 2014, as a Delaware limited liability company. TSNAFI is a wholly-owned subsidiary of TrailStone NA Oil & Refining Holdings, LLC. On May 31, 2014, TSNAFI acquired 100% of the common stock of U.S. Oil & Refining Co. and its subsidiaries (USOR). USOR owns and operates an oil refinery and pipeline in Tacoma, Washington. The manufacturing facility refines crude oil and other feedstocks into transportation fuels, such as gasoline, gasoline blendstocks, jet fuel, and diesel, as well as other products, including heavy fuel oils, liquefied petroleum gas, and asphalt. USOR is engaged in the purchase, storage and transportation of North Dakota Bakken crude oil via railroad to its refinery and enters into derivative instruments to mitigate price changes in the purchase of crude oil. USOR sells its refined products to wholesalers, retailers, construction companies and consumers in Western Washington and to other West Coast refiners. 2. Significant Accounting Policies A summary of the significant accounting policies, which have been followed in preparing the accompanying consolidated financial statements, is set forth below. Basis of Preparation The accompanying financial statements of the Company are prepared in accordance with U.S. generally accepted accounting principles (GAAP). Our Consolidated Statements of Operations include expense allocations for certain company functions performed by TrailStone and affiliates. The Company records these expenses charged by its affiliates on a cost-plus basis as described in Note 8. Principles of Consolidation The accompanying consolidated financial statements include the accounts of the Company and all subsidiaries controlled by the Company. All significant intercompany accounts and transactions have been eliminated. In accordance with ASC 805, purchase accounting was applied in the acquisition of the common stock of USOR on May 31, 2014 (acquisition date). TSNAFI opted not to apply pushdown accounting at USOR and its subsidiaries; and as a result, the purchase price allocation was recorded at the consolidated level. The purchase price allocation included amounts required to be stepped-up from the historical book value of certain accounts such as inventories, property, plant and equipment, intangible assets, and other assets and liabilities to their respective fair value as of the acquisition date, as well as the recognition of the related deferred taxes. Use of Estimates The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, fair value measurements, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. This includes estimates made in the assessment of potential impairment of our long-lived assets, including goodwill and intangible assets. Our valuation methodology for assessing impairment requires management to make judgments and assumptions based on historical experience and to estimate projections of future operating performance. Actual results could differ materially from those estimates. Revenue Recognition Revenues are recognized at the time the product is delivered to the customer or the customer's agent and title transfers. Sales taxes and fuel taxes, which are billed to the customer and for which the customer is legally obligated to pay, are not included in reported revenues. Revenues are measured at the fair value of the consideration received and represents amounts receivable or owed for transactions performed in the normal course of business. 7

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements (Unaudited) For the Nine Months Ended September 30, 2018 (all amounts in USD thousands) Shipping and Handling Costs The Company records customer shipping and handling costs in “Cost of revenues” on the Consolidated Statements of Operations except as noted above for costs directly associated with trading revenues. Freight costs included in the Consolidated Statements of Operations amounted to $19,140 and $18,145 for the nine months ended September 30, 2018 and 2017, respectively. Accounts and Notes Receivable As of September 30, 2018 and December 31, 2017, the Company has evaluated the status of its total accounts receivable and has established an allowance for doubtful accounts of $6,670, primarily related to a single counterparty. Inventories Inventories primarily consist of crude and refined products, and maintenance spare parts and supplies. Crude and refined product costs are determined using the last-in, first-out (LIFO) method. All other inventory costs are determined using the weighted-average cost method. Crude and refined products are stated at the lower of cost or market (LCM) and are, therefore, subject to LCM adjustments at the end of each period. Market value is based on an assessment of the replacement cost, net realizable value and ordinary profit of our inventory at the end of a period. Renewable Identification Numbers The U.S. Environment Protection Agency (EPA) requires certain refiners to blend biofuels into the fuel products they produce pursuant to the EPA's Renewable Fuel Standard - 2 (RFS-2). Alternatively, credits, called Renewable Identification Numbers (RINS), which may be generated and/or purchased, can be used to satisfy this obligation instead of physically blending biofuels (RINs Obligation). From time to time, we enter into future commitments to purchase or sell RINs at fixed prices and quantities, which are used to manage the costs associated with our RINs Obligation. The Company records costs of RINs in "Cost of revenues" on the Consolidated Statements of Operations. Gross RINs costs for the nine months ended September 30, 2018 and 2017 amounted to $8,272 and $6,059, respectively. On March 23, 2018, the Company's Tacoma refinery received approval from the United States Environmental Protection Agency for a small refinery exemption from the requirements of the renewable fuel (RFS) program for 2017. After receiving the exemption, the Company sold 2016 and 2017 RINs that it had accumulated for its 2017 obligation and received proceeds of $10,052, which is recorded in "Cost of revenues". Recent Accounting Standards In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in Revenue Recognition (Topic 605),” and requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018 for private companies, with early application permitted only as of annual reporting periods beginning after December 15, 2016. We are currently evaluating the potential impact of these changes on our consolidated financial statements. In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” to increase the transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019 for private companies, and interim periods within fiscal years beginning after December 15, 2020. We are currently evaluating the potential impact of these changes on our consolidated financial statements. 8

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements (Unaudited) For the Nine Months Ended September 30, 2018 (all amounts in USD thousands) In February 2018, the FASB issued ASU No. 2018-02, “Income Statement - Reporting Comprehensive Income(Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income,” which allows a reclassification from accumulated other comprehensive loss to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act which was signed into law in December 2017. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018 for all companies, with early adoption permitted. The Company elected to early adopt ASU 2018-02 which resulted in the reclassification of $74 of stranded tax effects from Accumulated Other Comprehensive Income (Loss) to Accumulated Earnings (Deficit) as of December 31, 2017. In July 2018, the FASB issued ASU No. 2018-10, "Codification Improvements to Topic 842, Leases". This Update clarifies how to apply certain aspects of the new leases standard. The clarifications address the rate implicit in the lease, impairment of the net investment in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments, among other things. ASU 2018-10 is effective for fiscal years beginning after December 15, 2019 for private companies, and interim periods within fiscal years beginning after December 15, 2020. Lessors that early adopted that guidance may apply the practical expedient either in the first reporting period following the issuance of this ASU or on the date they would have been required to adopt ASC 842. We are currently evaluating the potential impact of these changes on our consolidated financial statements. In July 2018, the FASB issued ASU No. 2018-11, "Leases (Topic 842): Targeted Improvements". The Update amends the standard to add a transition option allowing entities to not apply the new leases standard, including its disclosure requirements, in the comparative periods they present in their financial statements in the year of adoption. ASU 2018-11 is effective for fiscal years beginning after December 15, 2019 for private companies, and interim periods within fiscal years beginning after December 15, 2020. Lessors that early adopted that guidance may apply the practical expedient either in the first reporting period following the issuance of this ASU or on the date they would have been required to adopt ASC 842. We are currently evaluating the potential impact of these changes on our consolidated financial statements. In August 2018, the FASB issued ASU No. 2018-13, "Fair Value Measurement (Topic 820): Disclosure Framework —Changes to the Disclosure Requirements for Fair Value Measurement". The Update eliminates, adds and modifies certain disclosure requirements for fair value measurements. ASU 2018-13 is effective for fiscal years beginning after December 15, 2019 for all companies. Early adoption is permitted upon issuance of this Update. An entity is permitted to early adopt any removed or modified disclosures upon issuance of this Update and delay adoption of the additional disclosures until their effective date. We are currently evaluating the potential impact of these changes on our consolidated financial statements. In August 2018, the FASB issued ASU No. 2018-14, "Compensation—Retirement Benefits—Defined Benefit Plans —General (Topic 715-20): Disclosure Framework—Changes to the Disclosure Requirements for Defined Benefit Plans". The Update eliminates requirements for certain disclosures that are no longer considered cost beneficial and requires new ones that the FASB considers pertinent. ASU 2018-14 is effective for fiscal years beginning after December 15, 2021 for private companies. Early adoption is permitted for all entities. An entity should apply the amendments in this Update on a retrospective basis to all periods presented. We are currently evaluating the potential impact of these changes on our consolidated financial statements. 9

TRAILSTONE NA FINANCE I, LLC
Notes to Consolidated Financial Statements (Unaudited)
For the Nine Months Ended September 30, 2018
(all amounts in USD thousands)

In August 2018, the FASB issued ASU No. 2018-15, "Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (a consensus of the FASB Emerging Issues Task Force)". The Update requires that a customer in a cloud computing arrangement (i.e., a hosting arrangement) that is a service contract is required to follow the internal-use software guidance in Accounting Standards Codification (ASC or Codification) 350-40 to determine which implementation costs to capitalize as assets or expense as incurred. ASU 2018-15 is effective for annual reporting periods beginning after December 15, 2020 for private companies, and interim periods within annual periods beginning after December 15, 2021. Early adoption is permitted. An entity should apply the amendments in this Update on a retrospective basis to all periods presented. We are currently evaluating the potential impact of these changes on our consolidated financial statements.

3. Inventories

At September 30, 2018 and December 31, 2017, inventories consisted of:

	September 30, 2018	December 31, 2017
Refinery operations:		
Crude and raw materials	$ 123,586	$ 119,392
Refined products	75,629	77,659
Less: LCM Reserve	(53,894)	(75,658)
Crude and refined products	145,321	121,393
Maintenance spare parts and supplies	12,461	12,082
Total inventory, net	$ 157,782	$ 133,475

Due to a lower crude oil and refined product pricing environment experienced since the end of 2014, market prices have declined to a level below the cost of our crude and refined products inventories. At September 30, 2018 and December 31, 2017, we recorded an inventory valuation reserve of $53,894 and $75,658, respectively. The LCM reserve on LIFO inventories is subject to reversal in subsequent periods, not to exceed LIFO cost, should market prices recover. For the nine months ended September 30, 2018 and 2017, we recognized net LIFO inventory valuation gains of $21,763 and $7,054, respectively, which were recorded as a component of "Cost of revenues" in the Consolidated Statements of Operations. At September 30, 2018 and 2017, the excess of the carrying value (LIFO) over the replacement cost (FIFO) of the crude and refined products inventories, prior to the LCM reserve, was $53,894 and $75,658, respectively. Maintenance spare parts and supplies are expensed to "Other operating expense" or capitalized to "Property, plant and equipment, net" as the parts are utilized and consumed.

4. Property, Plant and Equipment

Property, plant and equipment, net consisted of the following as of September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Refinery plant and equipment	$ 310,260	$ 308,072
Land and land improvements	60,000	60,000
Furniture, fixtures and other	3,180	3,029
Construction-in-progress	9,114	2,667
Property, plant and equipment, gross	382,554	373,768
Less accumulated depreciation	(144,451)	(123,038)
Property, plant and equipment, net	$ 238,103	$ 250,730

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TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements (Unaudited) For the Nine Months Ended September 30, 2018 (all amounts in USD thousands) 5. Financial Instruments Amounts in the tables below represent the net carrying value of derivative assets and (liabilities) exclusive of collateral held and posted. The Company uses derivative commodity instruments traded on exchanges, as well as entering into forward contracts in over-the-counter (OTC) markets. September 30, 2018 Carrying Fair Amount Value Derivative instruments Exchange-traded futures $ (203) $ (203) OTC forwards (9,312) (9,312) $ (9,515) $ (9,515) December 31, 2017 Carrying Fair Amount Value Derivative instruments Exchange-traded futures $ (2,408) $ (2,408) OTC forwards (40,994) (40,994) $ (43,402) $ (43,402) Derivative Instruments The fair value of derivative instruments is based on prices actively quoted, prices sourced from observable data or market corroboration. Further information regarding the Company’s valuation techniques used to measure the fair value of derivative instruments is presented in Note 6. The Company uses derivative instruments to mitigate certain exposure to commodity price risk. These contracts are used to convert specific sales and purchase contracts from fixed to market prices, to manage exposure to price differences between locations, and other purposes. The Company maintains active trading positions in a variety of commodities. These derivatives principally comprise futures contracts and forward contracts. All derivative instruments are reflected as either assets or liabilities, at fair value, in the Company’s accompanying Consolidated Balance Sheets. The Company uses derivative commodity instruments traded on exchanges, as well as entering into forward contracts in OTC markets, which are governed by International Swaps and Derivatives Association agreements. Where right of offset exists, collateral posted or held is applied against the underlying exposure and presented net in the Company’s accompanying Consolidated Balance Sheets. However, for presentation in the following tables, collateral is presented separately. 11

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements (Unaudited) For the Nine Months Ended September 30, 2018 (all amounts in USD thousands) The carrying amount of derivative instruments included in the Company’s accompanying Consolidated Balance Sheets at September 30, 2018 and December 31, 2017, is as follows: September 30, 2018 Derivative Derivative Net Instruments - Instruments - Asset Assets Liabilities (Liability) Exchange-traded futures: Asset $ 3,897 $ — $ 3,897 Liability — (4,100) (4,100) Exchange-margin 4,733 — 4,733 OTC forwards: Liability — (9,312) (9,312) Effect of counterparty netting (3,897) 3,897 — $ 4,733 $ (9,515) $ (4,782) December 31, 2017 Derivative Derivative Net Instruments - Instruments - Asset Assets Liabilities (Liability) Exchange-traded futures: Asset $ 3,138 $ — $ 3,138 Liability — (5,546) (5,546) Exchange-margin 4,836 — 4,836 OTC forwards: Liability — (40,994) (40,994) Effect of counterparty netting (3,138) 3,138 — $ 4,836 $ (43,402) $ (38,566) Unit of Net long (short) position: 9/30/2018 12/31/2017 Measure Exchange-traded futures (liquids) 190,000 164,000 Barrels Exchange-traded futures (refined products) 3,864,000 (11,970,000) Gallons Exchange-traded futures (refined products) — (24,000) Metric Tons Changes in the fair value of the Company’s derivative instruments (both assets and liabilities) are presented net in the accompanying Consolidated Statements of Operations. The following table includes the net unrealized and realized gains (losses) recognized from the Company’s derivative instruments recorded in “Cost of revenues” and "Other operating income (expenses)" in the Company’s accompanying Consolidated Statements of Operations for the nine months ended September 30, 2018 and September 30, 2017: 12

TRAILSTONE NA FINANCE I, LLC
Notes to Consolidated Financial Statements (Unaudited)
For the Nine Months Ended September 30, 2018
(all amounts in USD thousands)

	For the nine months ended			
	September 30, 2018		September 30, 2017	
	Cost of revenues	Other operating income (expense)	Cost of revenues	Other operating income (expense)
Exchange-traded futures (unrealized)	$ (462)	$ —	$ (574)	$ —
Exchange-traded futures (realized)	(19,230)	—	4,788	—
OTC forwards (unrealized)	—	32,037	—	5,312
OTC forwards (realized)	—	(53,835)	—	521
Total derivative gain/(loss)	$ (19,692)	$ (21,798)	$ 4,214	$ 5,833

The Company maintains a brokerage account, which has a margin requirement to facilitate the trading of crude oil purchases and refined product sales futures contracts. None of the derivatives entered into in the nine months ended September 30, 2018 and 2017 were designated as hedges.

As further described in Note 8, in March 2016, the Company entered into an agreement with Merrill Lynch Commodities, Inc. (MLCI), a subsidiary of Bank of America Merrill Lynch (BAML), which provides the Company with an open line of credit to be used in connection with the Company's hedging activity. This lien-based intermediation agreement (BAML Debt Intermediation) contains purchase obligations in the form of forward return contracts for certain volumes of crude and refined products that are required to be settled at market prices at the expiration of the agreement in March 2020. The purchase obligations under these contracts contain embedded derivatives for which the changes in fair value are recognized in earnings based on the change in the forward commodity prices underlying the obligation. As of September 30, 2018 and December 31, 2017, the fair value of forward return contracts for all hydrocarbon groups is estimated at $136,514 and $125,151, respectively. The value of the corresponding derivative is equal to the difference between the cash advance received on step-in of $84,963 and the estimated fair value at the balance sheet date. The amount recognized in "Other operating income (expenses)" on the Consolidated Statement of Operations for the period ended September 30, 2018 and September 30, 2017 related to the Company Level 2 debt intermediation derivatives was a loss of $21,798 and a gain of $5,833, respectively.

To facilitate the cash advance related to inventory, on step-in the agreement required the Company to enter into separate forward delivery and corresponding forward return contracts for each hydrocarbon group. If at the end of a month, the volume of any individual hydrocarbon group exceeds the initial forward delivery volume by 10%, MLCI can require the Company to enter into additional forward transactions for the excess volume. For each hydrocarbon group, the forward delivery and forward return contracts entered into at step-in have substantially the same terms including a delivery date of March 16, 2018. The notable exception is that the price to be paid per the forward return contracts is based on the market price on the date of delivery.

In the course of its business, the Company is subject to various risks, including market risk, credit risk and liquidity risk. These risks are monitored with different methods by the Company on a systematic basis.

Market Risk
Market risk is the risk or uncertainty arising from possible market price movements and their impact on the future performance of a business. The Company is primarily exposed to commodity prices, changes in which could adversely affect the value of the Company's assets, liabilities or expected future cash flows. The Company enters into derivatives and measures market risk exposure arising from its trading positions.

13

TRAILSTONE NA FINANCE I, LLC
Notes to Consolidated Financial Statements (Unaudited)
For the Nine Months Ended September 30, 2018
(all amounts in USD thousands)

Credit Risk

Credit risk relates to the risk of loss resulting from the non-performance or non-payment by the Company's counterparties related to their contractual obligations with the Company. Risks surrounding counterparty performance and credit could ultimately impact the amount and timing of expected cash flows. The Company carries out trade activity on organized exchanges through accounts established at futures commissions merchants. Exposure to credit risk is monitored on an ongoing basis.

The maximum exposure to credit risk is represented by the carrying amount of each financial asset in the Consolidated Balance Sheets.

Liquidity Risk

Liquidity risk is the risk that suitable sources of funding for the Company's business activities may not be available. The Company's liquidity is managed centrally by forecasting its cash requirements. The Company also has access to funding provided by TrailStone, L.P., the ultimate parent entity. The Company also has access to debt facilities described in Note 8.

6. Fair Value Measurements

The valuation techniques used by the Company to measure the fair value of certain assets and liabilities are summarized as follows:

Exchange-traded derivatives are valued using unadjusted closing prices provided by the exchange as of the balance sheet date. These derivatives are classified as Level 1 in the fair value hierarchy.

Over-the-counter financial swaps and forwards are generally valued using readily available information in the public markets and quotations provided by brokers. These quotes are corroborated with market data and are classified as Level 2 in the fair value hierarchy.

Valuations of OTC trading assets and liabilities that cannot be verified to an observable external price mark are classified as Level 3 assets and liabilities. These valuations are tested through the use of proxy price marks. As of September 30, 2018 and December 31, 2017, the Company has no level 3 assets or liabilities.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following tables present the Company's derivative assets and liabilities that were accounted for at fair value on a recurring basis as of September 30, 2018 and December 31, 2017, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company's assessment of significance for a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities within the fair value hierarchy levels.

	September 30, 2018			
	Prices in Active Markets for Identical Assets (Liabilities) (Level 1)	Observable (Level 2)	Unobservable (Level 3)	Total
Liabilities:				
Exchange-traded futures	$ (203)	$ —	$ —	$ (203)
OTC forwards	—	(9,312)	—	(9,312)
Net liabilities	$ (203)	$ (9,312)	$ —	$ (9,515)

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TRAILSTONE NA FINANCE I, LLC
Notes to Consolidated Financial Statements (Unaudited)
For the Nine Months Ended September 30, 2018
(all amounts in USD thousands)

	December 31, 2017			
	Prices in Active Markets for Identical Assets (Liabilities) (Level 1)	Observable (Level 2)	Unobservable (Level 3)	Total
Liabilities:				
Exchange-traded futures	$ (2,408)	$ —	$ —	$ (2,408)
OTC forwards	—	(40,994)	—	(40,994)
Net liabilities	$ (2,408)	$ (40,994)	$ —	$ (43,402)

7. Related-Party Transactions

Service Fees

The Company engages in certain transactions with a related party, TrailStone Management Corp (TSMC). TSMC provides key management and administrative support for the business operations of the Company and charges for these services on a cost-plus basis. A majority of these charges relate to TrailStone management compensation and professional fees incurred on our behalf. These costs are included in "Service fees - affiliates" expenses in the Consolidated Statements of Operations and "Accounts payable, affiliates" in the Consolidated Balance Sheets. The Company intends to repay the outstanding balance to affiliates from future profits.

Accounts Payable, Affiliates

Accounts payable, affiliates, consists of payables to TrailStone, L.P. (TSLP), the ultimate parent of TSNAFI, for principal loan payments made to USOR on a promissory note entered on October 13, 2014 between USOR and TSNAFI plus a series of interest payments made to Astra Transcor Energy NV and U.S. Oil Holding Partnership (the Sellers) under the original seller financing arrangement by TSLP on behalf of TSNAFI.

8. Borrowings

The following tables summarize the major components of debt at each balance sheet date and provides the maturities and interest rate ranges as of September 30, 2018 and December 31, 2017:

	September 30, 2018					
Lender	Total Facility	Amount Drawn	Maturity Date	Interest Rate	Short-Term Position	Long-Term Position
BAML Debt Intermediation	See below	$151,163	3/31/2020	See below (1)	$ 151,163	—
Swilux S.A. and U.S. Oil Holding Partnership	$125,000	$99,000	12/31/2019	See below	44,500	54,500
Unamortized deferred financing costs as of September 30, 2018:						
(1) BAML Debt Intermediation					(29)	—
					$ 195,634	$ 54,500

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TRAILSTONE NA FINANCE I, LLC
Notes to Consolidated Financial Statements (Unaudited)
For the Nine Months Ended September 30, 2018
(all amounts in USD thousands)

	December 31, 2017						
Lender	**Total Facility**	**Amount Drawn**	**Maturity Date**	**Interest Rate**		**Short-Term Position**	**Long-Term Position**
BAML Debt Intermediation	See below	$113,252	3/16/2018	See below	(1)	$ 113,252	—
Swilux S.A. and U.S. Oil Holding Partnership	$125,000	$115,000	12/31/2019	See below		32,000	83,000
Unamortized deferred financing costs as of December 31, 2017:							
(1) BAML Debt Intermediation						(268)	—
						$ 144,984	$ 83,000

Bank of America, N.A. Credit Facility
Effective March 9, 2018, the Company's agreement with Bank of America, N.A. to provide a $9,000 revolving credit facility for the issuance of standby letters of credit was amended to extend the maturity date to March 31, 2020.

BAML Debt Intermediation
Effective March 13, 2018, the Company's credit facility with MLCI was amended. The amendment extends the maturity date to March 31, 2020 and included the following notable revisions. The delivery date for the forward delivery and corresponding forward return contracts entered into on step-in was changed from March 16, 2018 to April 3, 2018 resulting in a gain to the Company of $241. Upon expiration of these contracts, forward delivery and corresponding forward return contracts for each hydrocarbon group will be entered into and settled on a monthly basis, the maximum amount advanced in connection with eligible trade accounts receivable increases to $80,000, and the monthly fixed fee increases to $550 for the period April 2018 through March 2019 then decreases to $250 through maturity. In connection with the change to the timing of settlement of the forward delivery and return contracts, monthly weighted average differential true-ups are no longer required. The Company has the right to exit the credit facility upon providing 60-day written notice to MLCI. If such notice is provided, the standby letter of credit and hedging related facilities discussed above will automatically terminate.

On April 4, 2018, the Company reached a final settlement with MLCI regarding the step-out calculation of the loan obligation that terminated on April 4, 2018. The actual fair value of the forward return contracts for all hydrocarbon groups was $125,712 and a net cash payment of $10,934 was made to MCLI and offsets the Notes payable, net balance.

On September 1, 2018, the Company signed an amendment with MLCI to increase the eligible trade accounts receivable limit to $95,000.

In addition to the letters of credit issued under the facility noted above, the Company has performance bonds and letters of credit outstanding with various financial institutions. As of September 30, 2018 and December 31, 2017, the aggregate balance of these bonds and letters of credit totaled $42,589 and $20,464, respectively.

16

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements (Unaudited) For the Nine Months Ended September 30, 2018 (all amounts in USD thousands) Under the terms of the agreement, the Company is required to maintain certain volumes of crude, refined products, and asphalt inventories. If volumes fall below these amounts, the Company must provide cash collateral equal to value of the shortfall. Advances under the credit facility are secured by substantially all of the working capital assets of the Company and guaranteed by McChord Pipeline Co., a wholly-owned subsidiary of the Company. In consideration for the facility, the Company pays a fixed fee of $105 per month and a fee equal to 3-month LIBOR plus 3.25% of working capital, as defined in the agreement. In addition, if MLCI facilitates the purchase of crude oil through the issuance of a letter of credit, a "triparty" purchase, or a "back-to-back" transaction, the Company is subject to a fee equal to $0.05 per barrel. For the nine months ended September 30, 2018 and September 30, 2017, the Company incurred $5,083 and $4,575, respectively, of total interest expense associated with the credit facility. The facility requires the Company to comply with certain financial reporting requirements and financial covenants including net worth, fixed charge coverage, and liquidity. Payments and dividends are permitted in amounts necessary for the Company, to service certain debt obligations, pay income taxes incurred as a result of its ownership of the Company, reimbursement of reasonable expenses incurred by the Company and its parent entities relating to the ownership and management of USOR, and as permitted under certain loan agreements between the Company and third parties. As of September 30, 2018, the Company was in compliance with these provisions. Swilux S.A. and U.S. Oil Holding Partnership For the nine months ended September 30, 2018, TSNAFI has made a total of $16,000 in principal payments. Beginning with the period ending December 31, 2017, quarterly payments will be capped at $8,000 and will only be made to the extent that available cash, as defined by the Second Amendment, exceeds $45,000. A quarterly payment is not required for the period ending December 31, 2018. The Company is not required to repay more than $31,250 by June 30, 2018 and $62,500 by December 31, 2018. However, if the Company has not repaid $62,500 by December 31, 2018, it must repay the shortfall. The outstanding loan carries interest of one-month Libor + 5.00% and an additional 3.00% of interest on the deferred principal balance of $31,250 and matures on December 31, 2019. The carrying amounts of long-term debt at September 30, 2018 and December 31, 2017, approximated their fair values due to the variable rate nature of the debt or based on the current rates offered to TSNAFI for debt with similar remaining maturities. For the nine months ended ended September 30, 2018 and September 30, 2017, TSNAFI incurred $6,116 and $6,490, respectively, of total interest expense associated with the seller financing note. 9. Income Tax The effective tax rate from continuing operations was 21.9% and 35.7% for the nine months ended September 30, 2018 and 2017, respectively. The decrease in the effective tax rate for the nine months ended September 30, 2018 against the comparable period in the prior year was primarily due to a lower corporate income tax rate in 2018. On December 22, 2017, the U.S. enacted the Jobs Act. The Jobs Act significantly changes U.S. corporate income tax laws by, among other things, reducing the U.S. corporate income tax rate from 35% to 21% starting in 2018 and creating a territorial tax system with a one-time mandatory tax on previously deferred foreign earnings of U.S. subsidiaries. The change in the effective tax rate was due to the tax benefit associated with re-measuring net deferred tax liabilities as a result of the Jobs Act. Due to the timing of the enactment and the complexity involved in applying the provisions of the Jobs Act, we made reasonable estimates of the effects and recorded provisional amounts in our financial statements as of September 30, 2018. As we collect and prepare necessary data and interpret the Jobs Act and any additional guidance issued by the U.S. Treasury Department, the Internal Revenue Service, and other standard-setting bodies, we may make adjustments to the provisional amounts. 17

TRAILSTONE NA FINANCE I, LLC
Notes to Consolidated Financial Statements (Unaudited)
For the Nine Months Ended September 30, 2018
(all amounts in USD thousands)

10. Concentrations

The Company has one collective bargaining agreement with a labor union covering approximately 34% of the total labor force as of September 30, 2018 and 2017. This agreement expires January 31, 2019.

During the nine months ended September 30, 2018 and 2017, the Company purchased approximately 46% and 42%, respectively, of its crude oil from three third-party vendors. In addition, for the nine months ended September 30, 2018 and 2017, approximately 66% and 34%, respectively, of the crude oil refined by the Company is transported to the refinery via railway operated by BNSF Railway Company.

11. Retirement Plans

The Company has a noncontributory defined benefit pension plan (the Plan) for employees who are covered by collective bargaining agreements. Benefits are primarily a function of years of credited service and annual earnings. Employees generally become eligible to participate in the plan after attaining age 21 and one year of service. Benefits normally become vested after five years of service. The Company's funding policy is to contribute amounts to the Plan sufficient to meet or exceed the minimum requirements of the Internal Revenue Code Sections 412 and 430. Assets of the plan are invested in an insurance company managed group annuity contract (which invests in fixed-income investments) and in mutual funds (which invest in fixed-income and equity investments).

The following table sets forth the net periodic pension expense for the nine months ended September 30, 2018 and 2017, related to the plan:

	Nine Months Ended	
	September 30, 2018	September 30, 2017
Service cost during the period	$ 420	$ 358
Interest cost on projected benefit obligations	449	464
Expected return on plan assets	(725)	(779)
Total	$ 144	$ 43

The minimum required contribution is the cost of benefits expected to accrue over the upcoming year plus a seven-year amortization of any funding shortfall subject to certain exceptions. The funding shortfall is determined as the excess, if any, of the plans funding target over plan assets. The funding target is the present value of accrued benefits based upon interest and mortality assumptions mandated by the IRS. During the nine months ended September 30, 2018 and 2017, the Company made contributions of $375 and $375 to the plan, respectively.

The Company has a 401(k) defined contribution plan covering substantially all of its employees. Employees generally become eligible to participate in the plan after attaining age 21, provided the employee is expected to work a minimum of 1,000 hours during the plan year. Eligible employees may contribute up to 50% of their annual compensation, subject to various statutory limitations. For those employees not represented by a collective bargaining unit, the Company makes matching contributions of up to 4% of each employee's gross pay, subject to various statutory limitations and the employee's contributions. The cost of this matching program was $490 and $378 for the nine months ended September 30, 2018 and 2017, and was recorded in "Salaries and benefits" in the accompanying Consolidated Statements of Operations.

18

TRAILSTONE NA FINANCE I, LLC Notes to Consolidated Financial Statements (Unaudited) For the Nine Months Ended September 30, 2018 (all amounts in USD thousands) Also, for those employees not represented by a collective bargaining unit, the Company has a profit-sharing feature for its 401(k) plan whereby each year, the Company may elect to contribute a percentage of each employee’s annual salary as of December 31 of that year into the employee’s 401(k) account. These deposits are entirely at the Company's discretion, and there is no requirement for the Company to make any contributions. The cost of this profit-sharing program was $630 and $630 for the nine months ended September 30, 2018 and 2017, and was recorded in “Salaries and benefits” in the accompanying Consolidated Statements of Operations. 12. Commitments and Contingencies Environmental Matters The Company capitalizes environmental expenditures that extend the life or increase the capacity of facilities as well as expenditures that prevent environmental contamination. The Company expenses costs that do not contribute to current or future generation. Liabilities are accrued when environmental assessments and/or remedial efforts are probable and can be reasonably estimated. Litigation matters The Company is party to various litigation matters, including regulatory and administrative proceedings arising out of the normal course of business. At the present time, the company does not expect that the outcome of any of these proceedings, individually or in the aggregate, will have a material adverse effect on our financial condition, results of operations or cash flows. Other Commitments At September 30, 2018, the Company had committed to purchase approximately $2,142 of equipment related to capital projects under construction, respectively. 13. Insurance Recoveries On August 2, 2017, a utility contractor performing drilling work near the McChord Pipeline ruptured the pipeline resulting in a jet fuel spill. During the nine months ended September 30, 2018 and 2017, the Company incurred $520 and $742, respectively, related to the repair of the pipeline, loss of jet fuel and clean-up related costs. In connection with this matter, the Company has filed a property, environmental and cargo loss claim with its insurers. During the nine months ended September 30, 2018 and 2017, the Company has received proceeds of $433 and $0, respectively, from insurers and as of September 30, 2018 has an additional receivable of $521. For the nine months ended September 30, 2018 and 2017, net expense after insurance recoveries of $382 and $0, respectively, is included in other income (expense) in the accompanying Consolidated Statements of Operations and comprehensive income (loss). The Company is also pursuing recoveries from the insurance company of the utility contractor and has engaged the services of an insurance recovery specialist in this matter. 14. Subsequent Events The Company evaluated subsequent events through December 5, 2018, the date the consolidated financial statements were available to be issued. In connection with the McChord Pipeline rupture discussed in Note 14, the Company has recovered $509 from insurers since September 30, 2018, with an additional $80 estimated to be recovered from insurers. 19

TRAILSTONE NA FINANCE I, LLC
Supplemental Information to Consolidated Financial Statements (Unaudited)
For the Nine Months Ended September 30, 2018
(all amounts in USD thousands)

Supplemental Information

Condensed Consolidating Financial Information

This condensed consolidating financial information should be read in conjunction with the accompanying consolidated financial statements and notes.

Consolidating Balance Sheets (Unaudited)

	September 30, 2018			
	TSNAFI	USOR	Consolidating Adjustments	Total Consolidated
Assets				
Current assets:				
Cash and cash equivalents	$ —	$ 64,201	$ —	$ 64,201
Restricted cash	—	1,704	—	1,704
Accounts and notes receivable, less allowance for bad debts	—	69,967	—	69,967
Receivables, affiliates	1,321	—	—	1,321
Inventories, net	78,605	79,177	—	157,782
Derivative assets, net of margin held	—	4,733	—	4,733
Prepaid expenses	—	4,705	—	4,705
Total current assets	79,926	224,487	—	304,413
Property, plant and equipment, net	111,145	126,958	—	238,103
Investment in subsidiary	30,000	—	(30,000)	—
Deferred tax asset	6,888	5,421	(12,309)	—
Goodwill	45,833	—	—	45,833
Intangible assets, net	—	1,368	—	1,368
Deferred turnaround costs	—	12,579	—	12,579
Total assets	$ 273,792	$ 370,813	$ (42,309)	$ 602,296
Liabilities and Owner's Equity				
Current liabilities:				
Accounts payable and others	$ —	$ 27,194	$ —	$ 27,194
Accounts payable, affiliates	48,338	242	—	48,580
Accrued liabilities	695	80,159	—	80,854
Derivative liabilities, net of margin posted	—	9,515	—	9,515
Notes payable, net	44,500	151,134	—	195,634
Taxes payable, including income taxes	—	10,461	—	10,461
Total current liabilities	93,533	278,705	—	372,238
Non-current liabilities:				
Long-term debt	54,500	—	—	54,500
Deferred tax liability	41,089	17,787	(12,309)	46,567
Total non-current liabilities	95,589	17,787	(12,309)	101,067
Total liabilities	189,122	296,492	(12,309)	473,305
Owner's equity:				
Contributed capital	248,471	(61,305)	(30,000)	157,166
Accumulated other comprehensive income (loss)	2,925	(2,228)	—	697
Accumulated deficit	(166,726)	137,854	—	(28,872)
Total owner's equity	84,670	74,321	(30,000)	128,991
Total liabilities and owner's equity	$ 273,792	$ 370,813	$ (42,309)	$ 602,296

20

TRAILSTONE NA FINANCE I, LLC
Supplemental Information to Consolidated Financial Statements (Unaudited)
For the Nine Months Ended September 30, 2018
(all amounts in USD thousands)

	December 31, 2017			
	TSNAFI	USOR	Consolidating Adjustments	Total Consolidated
Assets				
Current assets:				
Cash and cash equivalents	$ —	$ 75,369	$ —	$ 75,369
Restricted cash	—	1,834	—	1,834
Accounts and notes receivable, less allowance for bad debts	—	58,974	—	58,974
Receivables, affiliates	1,321	—	—	1,321
Inventories, net	56,739	76,736	—	133,475
Derivative assets, net of margin held	—	4,836	—	4,836
Prepaid expenses	—	4,584	—	4,584
Total current assets	58,060	222,333	—	280,393
Property, plant and equipment, net	118,649	132,081	—	250,730
Investment in subsidiary	30,000	—	(30,000)	—
Deferred tax asset	5,622	—	(5,622)	—
Goodwill	45,833	—	—	45,833
Intangible assets, net	—	1,455	—	1,455
Deferred turnaround costs	—	17,522	—	17,522
Total assets	$ 258,164	$ 373,391	$ (35,622)	$ 595,933
Liabilities and Owner's Equity				
Current liabilities:				
Accounts payable and others	$ —	$ 40,011	$ —	$ 40,011
Accounts payable, affiliates	48,337	(7)	—	48,330
Accrued liabilities	696	69,849	—	70,545
Derivative liabilities, net of margin posted	—	43,402	—	43,402
Notes payable, net	32,000	112,984	—	144,984
Taxes payable, including income taxes	—	10,442	—	10,442
Total current liabilities	81,033	276,681	—	357,714
Non-current liabilities:				
Long-term debt	83,000	—	—	83,000
Deferred tax liability	38,587	9,298	(5,622)	42,263
Other non-current liabilities	—	1,330	—	1,330
Total non-current liabilities	121,587	10,628	(5,622)	126,593
Total liabilities	202,620	287,309	(5,622)	484,307
Owner's equity:				
Contributed capital	226,354	(39,188)	(30,000)	157,166
Accumulated other comprehensive income (loss)	3,063	(3,481)	—	(418)
Accumulated deficit	(173,873)	128,751	—	(45,122)
Total owner's equity	55,544	86,082	(30,000)	111,626
Total liabilities and owner's equity	$ 258,164	$ 373,391	$ (35,622)	$ 595,933

21

TRAILSTONE NA FINANCE I, LLC
Supplemental Information to Consolidated Financial Statements (Unaudited)
For the Nine Months Ended September 30, 2018
(all amounts in USD thousands)

Consolidating Statements of Operations and Comprehensive Income (Loss) (Unaudited)

	Nine Months Ended September 30, 2018			
	TSNAFI	USOR	Consolidating Adjustments	Total Consolidated
Operating revenues:				
Revenues	$ —	$ 988,109	$ —	$ 988,109
Total operating revenues	—	988,109	—	988,109
Operating income (expense):				
Cost of revenues	21,866	(869,173)	—	(847,307)
General and administrative expenses	(1)	(37,630)	—	(37,631)
Salaries and benefits	174	(27,009)	—	(26,835)
Depreciation and amortization expense	(7,501)	(19,266)	—	(26,767)
Service fees - affiliates	—	(750)	—	(750)
Other operating income (expense), net	(2)	(17,627)	—	(17,629)
Total operating income (expense)	14,536	(971,455)	—	(956,919)
Other expense:				
Interest expense, net	(6,116)	(4,266)	—	(10,382)
Total Other expense	(6,116)	(4,266)	—	(10,382)
Income before income tax benefit	8,420	12,388	—	20,808
Income tax benefit	(1,271)	(3,287)	—	(4,558)
Net income	$ 7,149	$ 9,101	$ —	$ 16,250
Comprehensive Income				
Net income	$ 7,149	$ 9,101	$ —	$ 16,250
Other comprehensive income				
Actuarial gain on defined benefit pension plan, net of tax	—	1,115	—	1,115
Net comprehensive income	$ 7,149	$ 10,216	$ —	$ 17,365

	Nine Months Ended September 30, 2017			
	TSNAFI	USOR	Consolidating Adjustments	Total Consolidated
Operating revenues:				
Revenues	$ —	$ 797,609	$ —	$ 797,609
Total operating revenues	—	797,609	—	797,609
Operating income (expense):				
Cost of revenues	6,828	(715,445)	—	(708,617)
General and administrative expenses	(63)	(31,487)	—	(31,550)
Salaries and benefits	—	(24,077)	—	(24,077)
Depreciation and amortization expense	(10,136)	(21,441)	—	(31,577)
Service fees - affiliates	—	(750)	—	(750)
Other operating income (expense), net	(287)	5,243	—	4,956
Total operating expense	(3,658)	(787,957)	—	(791,615)
Other expense:				
Interest expense, net	(6,490)	(4,086)	—	(10,576)
Total Other expense	(6,490)	(4,086)	—	(10,576)
Income (loss) before income tax benefit (expense)	(10,148)	5,566	—	(4,582)
Income tax benefit (expense)	3,397	(1,761)	—	1,636
Net income (loss)	$ (6,751)	$ 3,805	$ —	$ (2,946)

22